Exhibit 99.1

Website Pros Reports Record Second Quarter 2006 Financial Results

•	Total Revenue Increases 32% to $12 Million

•	Subscription Revenue Increases 31% to $10.7 Million

•	Net New Subscribers Increase 74% to Approximately 3,100, Bringing Total Subscribers to Over 58,000

JACKSONVILLE, FL – August 3, 2006 — Website Pros, Inc. (Nasdaq: WSPI), a leading provider of Web services and online marketing for small and medium-sized businesses, today announced results of operations for the quarter ended June 30, 2006.

David Brown, President and CEO of Website Pros, stated “We were pleased with the company’s performance in the second quarter, which was highlighted by an acceleration in the sequential growth in our subscription revenue and better-than-expected profitability. We are encouraged by the continued early success of our new sales programs and the growing diversity of our partner channel.”

Brown added, “Demand for our comprehensive web services remains strong. We believe we continue to be uniquely positioned to help small and medium sized businesses realize the benefits of a high quality online presence and Internet marketing based on our domain expertise and hosted solutions that are low cost, quick to deploy and functionally robust.”

Financial Results for the Second Quarter of 2006

Total revenue for the second quarter of 2006 was $12.0 million, an increase of 32% on a year-over-year basis. For the second quarter of 2006, subscription revenue increased 31% to $10.7 million, license revenue increased 26% to $884 thousand, and professional services revenue increased 58% to $503 thousand, compared to the second quarter of 2005.

For the second quarter of 2006, the Company reported net income, determined in accordance with generally accepted accounting principles (GAAP), of $1.4 million, an increase from a loss of $112 thousand in the second quarter of 2005. Fully diluted GAAP earnings per share was $0.07 for the second quarter of 2006, compared to a loss of $0.10 per share in the second quarter of 2005. Per share amounts are based on weighted average fully diluted shares of 19.3 million and 4.7 million for the second quarter of 2006 and 2005, respectively.

Non-GAAP Financial Results for the Second Quarter of 2006

Website Pros reported non-GAAP net income of $1.9 million for the second quarter of 2006, as compared to $378 thousand in the second quarter of 2005. Non-GAAP diluted net income per share was $0.10 for the second quarter of 2006, an increase from $0.03 in the second quarter of 2005.

All per share numbers for non-GAAP net income per share are expressed on a weighted average diluted share basis. Preferred dividends are excluded from non-GAAP net income per share in prior periods, as all outstanding shares of preferred stock were converted into shares of common stock and all related accrued dividends were eliminated in connection with the Company’s initial public offering, which was completed on November 7, 2005.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in the press release. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”

Kevin Carney, CFO of Website Pros, commented, “The strength of our second quarter results, and in particular our record non-GAAP profitability, demonstrates the scalability of our business model. For the first time in the company’s history, our non-GAAP operating margin was greater than 10%. Our strong competitive position, value proposition and current momentum gives us confidence that we can continue increasing our profitability margins in 2006 and beyond.”

Other Quarterly Highlights

The Company also had the following other financial and operating highlights for the quarter:

•	The Company added approximately 3,100 net subscribers to its eWorks!XL, SmartClicks and Visibility Online services, increasing total subscribers to over 58,000 at the end of the quarter.

•	The Company’s monthly customer turnover remained at 5.6%, which was down from 6.4% in the second quarter of 2005. Trailing twelve month customer turnover reached a record low of 5.7% versus 6.3% in the second quarter of 2005.

•	The Company continued to increase the diversification of its distribution model with the addition of Verio and CardService International as partners.

Use of Non-GAAP Financial Measures

Some of the measures in this press release are non-GAAP financial measures within the meaning of the SEC Regulation G. Website Pros believes presenting non-GAAP net income attributable to common stockholders and non-GAAP net income (loss) per share attributable to common stockholders and non-GAAP operating margin is useful to investors, because it describes the operating performance of the Company and helps investors gauge the Company’s ability to generate cash flow, excluding some recurring charges that are included in the most directly comparable measures calculated and presented in accordance with GAAP. Company management uses these non-GAAP measures as important indicators of the Company’s past performance and to plan and forecast performance in future periods. The non-GAAP financial information Website Pros presents may not be comparable to similarly-titled financial measures used by other companies, and investors should not consider non-GAAP financial measures in isolation from, or in substitution for, financial information presented in compliance with GAAP.

Conference Call Information

Management will host a conference call to discuss the Company’s results and other matters related to the Company’s business today, August 3, 2006 at 5:00 p.m. EST. To access this call, dial 800-822-4794 (domestic) or 913-981-4912 (international). A replay of this conference call will be available for a limited time at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 7541715. A live webcast of this conference call will also be available for a limited time on the “Investor Relations” page of the Company’s Web site, www.websitepros.com.

For more information, including this press release and Website Pros’ Current Report on Form 8-K, any non-GAAP financial measures that may be discussed on the conference call as well as the most directly comparable GAAP financial measures and a reconciliation of the difference between the GAAP and any non-GAAP financial measures discussed on the conference call (other than non-GAAP financial measures discussed and reconciled in this news release), and any other material financial and other statistical information contained in the conference call, please visit the Investor Relations section of Website Pros’ Website at www.websitepros.com.

About Website Pros

Website Pros, Inc. (Nasdaq: WSPI) is a leading provider of comprehensive Web services and products that enable small and medium-sized businesses to establish and maintain an effective Internet presence. We offer our customers a full range of Web services on an affordable subscription basis that include website design and publishing, Internet marketing and advertising, search engine optimization, search engine submission and lead generation. The breadth and flexibility of our products allow us to meet the Web services needs of a business anywhere along their lifecycle, ranging from businesses just establishing their websites to businesses requiring more sophisticated functionality or selling online.

Through a unique combination of proprietary Web publishing and management software, automated workflow processes and specialized workforce development and management techniques, we achieve production efficiencies that enable us to offer sophisticated Web services affordably and effectively to our customers. Our technology automates many aspects of creating, maintaining, enhancing and marketing websites for our approximately 58,000 business customers. For more information, contact Website Pros. Voice: 904-680-6600. Fax: 904-880-0350. Address: 12735 Gran Bay Parkway West, #200, Jacksonville, FL 32258. Website: www.websitepros.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements” that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These statements are based on our current beliefs or expectations and there are a number of important factors that could cause the actual results or outcomes to differ materially from those indicated by these forward-looking statements, including without limitation, our ability to maintain our existing, and develop new, strategic relationships, the number of our net subscriber additions, our monthly customer turnover and those risks set forth under the caption “Risk Factors” in Website Pros’ Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission. These filings are available on a Website maintained by the Securities and Exchange Commission at http://www.sec.gov. Website Pros does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Contacts:

MEDIA:

Roseann Duran

Website Pros, Inc.

904-680-6976

rduran@websitepros.com

INVESTORS:

Kori Doherty

Integrated Corporate Relations

617-217-2084

kdoherty@icrinc.com

Source: Website Pros

Website Pros, Inc.

Consolidated Statement of Operations

(in thousands except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Revenue:
Subscription	$10,650	$8,107	$20,609	$14,150
License	884	701	2,089	1,673
Professional services	503	319	952	622

Total revenue	12,037	9,127	23,650	16,445
Cost of revenue (excluding depreciation and amortization shown separately below):
Subscription (a)	4,669	3,785	9,087	6,708
License	191	172	482	369
Professional services	330	299	710	515

Total cost of revenue	5,190	4,256	10,279	7,592

Gross profit	6,847	4,871	13,371	8,853

Operating expenses:
Sales and marketing (a)	2,971	2,457	5,810	4,441
Research and development (a)	441	429	989	791
General and administrative (a)	2,373	1,678	4,668	2,965
Depreciation and amortization	331	455	703	554

Total operating expenses	6,116	5,019	12,170	8,751

Income (loss) from operations	731	(148)	1,201	102

Other income (expense):
Interest, net	626	36	1,177	62
Other	—	—	—	—

Net income (loss)	1,357	(112)	2,378	164
Preferred Stock dividends	—	(340)	—	(680)

Net income (loss) attributable to common stockholders	$1,357	$(452)	$2,378	$(516)

Net income (loss) attributable per common share
Basic	$0.08	$(0.10)	$0.14	$(0.14)

Diluted	$0.07	$(0.10)	$0.12	$(0.14)

Weighted-average number of shares used in per share amounts:
Basic	16,613	4,714	16,570	3,758

Diluted	19,332	4,714	19,339	3,758

____________
(a) Stock based compensation
Subscription (cost of revenue)	$32	$22	$57	$28

Sales and marketing	$74	$63	$146	$76
Research and development	33	20	88	33
General and administration	273	47	516	57

Total	$380	$130	$750	$166

Website, Pros, Inc.

Consolidated Balance Sheets

(in thousands except per share data)

	June 30,2006	December 31,2005
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$57,002	$55,746
Accounts receivable, net of allowance $270 and $383, respectively	2,088	1,941
Inventories net of reserves of $8 and $51, respectively	120	138
Prepaid expenses	534	506
Prepaid marketing fees and other current assets	733	770

Total current assets	60,477	59,101
Property and equipment net	1,648	1,068
Goodwill and other intangible assets	15,756	16,105
Other assets	482	96

Total assets	$78,363	$76,370

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$260	$1,280
Accrued expenses	2,143	2,391
Deferred revenue	3,220	3,193
Accrued marketing fees	334	297
Notes payable, current	67	65
Other liabilities	235	340

Total current liabilities	6,259	7,566

Accrued rent space	176	177
Notes payable, long term	207	241
Other long term liabilities	31	31

Total liabilities	6,673	8,015

Stockholders’ equity

Common stock, $0.001 par value; 150,000,000 shares authorized at June 30, 2006 and December 31,2005; 16,687,466 shares and 16,509,602 shares issued and outstanding at June 30, 2006 and December 31, 2005, respectively.	17	17
Additional paid-in capital	137,054	136,097
Accumulated deficit	(65,381)	(67,759)

Total stockholders’ equity	71,690	68,355

Total liabilities and stockholders’ equity	$78,363	$76,370

Website, Pros, Inc.

Reconciliation of GAAP to Pro Forma Results

(in thousands except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Reconciliation of GAAP net income (loss) attributable to common stockholders to non-GAAP pro forma net income
GAAP Net income	$1,357	$(112)	$2,378	$164
Amortization of intangibles	176	338	418	338
Stock based compensation	412	152	807	194

Non-GAAP pro-forma net income	$1,945	$378	$3,603	$696

Reconciliation of GAAP basic net income (loss) per share to non-GAAP pro forma net income per share
GAAP net income (loss) per share attributable to common stockholders
Basic	$0.08	$(0.10)	$0.14	$(0.14)
Amortization of intangibles per share	0.01	0.07	0.03	0.09
Stock based compensation per share	0.03	0.03	0.05	0.05
Preferred stock dividends per share	—	0.07	—	0.19
Preferred stock conversion	—	(0.04)	—	(0.12)

Non-GAAP pro-forma net income per share attributable to common stockholders
Basic	$0.12	$0.03	$0.22	$0.07

Reconciliation of GAAP diluted net income (loss) per share to non-GAAP pro forma net income per share
Fully diluted shares
Common stock	16,613	4,714	16,570	3,758
Preferred stock	—	6,325	—	6,221
Diluted stock options	2,469	2,234	2,503	2,219
Warrants	250	243	266	243

Total	19,332	13,516	19,339	12,441

GAAP net income (loss) per share attributable to common stockholders
Diluted	$0.07	$(0.10)	$0.12	$(0.14)
Amortization of intangibles per share	0.01	0.03	0.02	0.03
Stock based compensation per share	0.02	0.01	0.05	0.02
Preferred stock dividends per share	—	0.03	—	0.05
Preferred stock conversion	—	0.06	—	0.10

Non-GAAP pro-forma net income per share attributable to common stockholders
Diluted	$0.10	$0.03	$0.19	$0.06

Reconciliation of GAAP operating income (loss) to non-GAAP pro forma operating income (loss)
GAAP operating income	$731	$(148)	$1,201	$102
Amortization of intangibles	176	338	418	338
Stock based compensation	412	152	807	194

Non-GAAP proforma operating income	$1,319	$342	$2,426	$634

Reconciliation of GAAP operating margin to non-GAAP pro forma operating margin
GAAP operating margin	6%	-2%	5%	1%
Amortization of intangibles	1%	4%	2%	2%
Stock based compensation	4%	2%	3%	1%

Non-GAAP proforma operating margin	11%	4%	10%	4%

Website, Pros, Inc.

Consolidated Statement of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2006	2005
Cash flows from operating activities
Net income	$2,378	$164
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	703	554
Stock-based compensation expense	807	194
Changes in operating assets and liabilities:
Accounts Receivable	(147)	(350)
Inventories	18	26
Prepaid expenses and other assets	(98)	(71)
Accounts Payable, accrued expenses and other liabilities	(754)	(36)
Deferred revenue	27	342

Net cash provided by operating activities	2,934	823

Cash flows from investing activities
Purchase of property and equipment	(922)	(166)
Business acquisition, net of cash received	—	382

Net cash used in investing activities	(922)	216

Cash flows from financing activities
Payment of stock issuance costs	(877)	(1,094)
Payment of debt obligations	(32)	—
Proceeds from issuance of preferred stock, net	—	2,990
Proceeds from exercise of stock options	153	1

Net cash (used in) provided by financing activities	(756)	1,897

Net increase in cash and cash equivalents	1,256	2,936
Cash and cash equivalents, beginning of period	55,746	6,621

Cash and cash equivalents, end of period	$57,002	$9,557